EXHIBIT 99.1

Varonis Announces Fourth Quarter and Full Year 2019 Financial Results

Annual recurring revenues grew to $210.5 million, a 62% increase over fourth quarter 2018
Subscription revenues were 82% of fourth quarter 2019 license revenues

NEW YORK, Feb. 10, 2020 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced results for the fourth quarter and full year ended December 31, 2019.

Yaki Faitelson, Varonis CEO, said, “We completed the year with a strong fourth quarter, as new and existing customers continue to embrace the Varonis Data Security Platform which reduces risk, better detects and responds to insider threats and cyberattacks, and helps to improve regulatory compliance. At the same time, we continued our rapid transition to a subscription model. Over the last twelve months, we believe that we have built the foundation for a durable and scalable subscription business, and we are excited to continue our momentum in 2020 as we work toward our $1 billion sales target.”

Guy Melamed, Varonis CFO and COO, said, “2019 was a transformational year, capped by our fourth quarter results, in which we achieved a record 82% of license revenues from subscriptions and ended with annual recurring revenues of $210.5 million, up 62% year-over-year. We feel confident in the market opportunity and our competitive position and will continue to invest to drive future growth. While this will pressure operating margins in the first half of the year, we expect to show sequential margin expansion each quarter in 2020 and improving operating leverage for the full year versus 2019.”

Financial Summary for the Fourth Quarter Ended December 31, 2019

  Subscription revenues were $31.6 million, or 82% of license revenues, compared with $3.8 million, or 7% of license revenues, in the fourth quarter of 2018.
  Maintenance and services revenues were $34.2 million, compared with $33.9 million in the fourth quarter of 2018.
  Total revenues were $72.6 million, compared to $87.5 million in the fourth quarter of 2018, reflecting the accelerated transition to a subscription-based model.
  GAAP operating loss was ($14.0) million for the quarter, compared to GAAP operating income of $4.5 million in the fourth quarter of 2018.
  Non-GAAP operating loss was ($2.4) million for the quarter, compared to non-GAAP operating income of $15.5 million in the fourth quarter of 2018.
  As of December 31, 2019, the Company had $120.5 million in cash and cash equivalents, marketable securities and short-term deposits.
  During the twelve months ended December 31, 2019, the Company used ($10.7) million of cash from operations, compared to $23.5 million generated in the prior-year period, reflecting the accelerated transition to a subscription-based model.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income (loss) from operations and net income (loss) for the three and twelve months ended December 31, 2019 and 2018. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $210.5 million as of the end of the fourth quarter, up 62% over the prior year period.
  Generated 57% of license and first year maintenance revenues from existing customers and 43% from new customers in the fourth quarter of 2019, compared to 54% and 46%, respectively, in the prior-year period.
  Added 229 new customers during the fourth quarter of 2019 compared with 275 in the prior-year period.
  For the fourth quarter of 2019, total revenues in North America were $49.4 million, total revenues from EMEA were $19.5 million, and total revenues from Rest of World were $3.7 million.
  As of December 31, 2019, 76% of customers had purchased two or more product families, and 45% had purchased three or more product families, up from 73% and 40%, respectively, as of December 31, 2018.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

For the first quarter of 2020, the Company expects:

  Revenues in the range of $59.0 million to $60.0 million, representing growth of 5% to 6%.
  Non-GAAP operating loss in the range of ($17.3) million to ($16.5) million.
  Non-GAAP net loss per basic and diluted share in the range of ($0.57) to ($0.55), based on a tax provision of $400,000 to $600,000 and 30.9 million basic and diluted shares outstanding.

For the full-year 2020, the Company expects:

  Revenues in the range of $286.0 million to $292.0 million, representing growth of 13% to 15%.
  Non-GAAP operating loss of ($27.0) million to ($24.8) million.
  Non-GAAP net loss per basic and diluted share in the range of ($0.93) to ($0.89), based on a tax provision of $2.2 million to $3.2 million and 31.4 million basic and diluted shares outstanding.

Expectations of non-GAAP operating loss per basic and diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation. Expectations of non-GAAP net loss per basic and diluted share exclude stock-based compensation expense, payroll tax expense related to stock-based compensation and foreign exchange gains or losses.

Conference Call and Webcast

Varonis will host a conference call today, February 10, 2020, at 5:00 p.m., Eastern Time, to discuss the Company's fourth quarter and full year 2019 financial results, current financial guidance and other corporate developments.  To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international).  The passcode is 13697698. A replay of this conference call will be available through February 17, 2020 at 844-512-2921 (domestic) or 412-317-6671 (international).  The replay passcode is 13697698.  A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators

Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and twelve months ended December 31, 2019 and 2018, non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three and twelve months ended December 31, 2019 and 2018, non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation and (iii) foreign exchange gains (losses) on assets and liabilities denominated in non-U.S. dollars, which for 2019 include exchange rate differences on lease contracts as a result of the implementation of ASC 842, effective as of January 1, 2019.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies. Also, as the Company has significant operating lease liabilities in foreign currencies, the Company incurs foreign exchange gains or losses from the revaluation of these liabilities as well as other assets and liabilities denominated in non-U.S. dollars. These gains and losses may vary from period to period and do not reflect the true financial performance of the Company.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Finally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts and maintenance contracts related to perpetual licenses in effect at the end of that period. Subscription license contracts and maintenance for perpetual license contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis’ addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes, transition in sales from perpetual licenses to a more subscription-based model and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data and cyber security solutions; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; and Varonis’ ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects insider threats and cyberattacks by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. With a focus on data security, Varonis serves a variety of use cases, including governance, compliance, classification and threat analytics. Varonis started operations in 2005 and, as of December 31, 2019, had approximately 7,100 customers worldwide, spanning leading firms in the financial services, public, healthcare, industrial, insurance, energy and utilities, consumer and retail, technology, media and entertainment and education sectors.

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	Unaudited		Unaudited
Revenues:
Subscriptions	$31,561	$3,849	$76,730	$8,750
Perpetual licenses	6,789	49,790	42,093	139,578
Maintenance and services	34,210	33,879	135,367	121,960
Total revenues	72,560	87,518	254,190	270,288

Cost of revenues	9,652	7,749	35,144	27,683

Gross profit	62,908	79,769	219,046	242,605

Operating costs and expenses:
Research and development	21,874	19,445	80,764	69,971
Sales and marketing	44,129	46,196	169,898	168,309
General and administrative	10,910	9,628	44,371	33,460
Total operating expenses	76,913	75,269	295,033	271,740

Operating income (loss)	(14,005)	4,500	(75,987)	(29,135)
Financial income (loss), net	156	704	(389)	970

Income (loss) before income taxes	(13,849)	5,204	(76,376)	(28,165)
Benefit (provision) for income taxes	(801)	1,264	(2,388)	(413)

Net income (loss)	$(14,650)	$6,468	$(78,764)	$(28,578)

Net income (loss) per share of common stock, basic	$(0.48)	$0.22	$(2.60)	$(0.98)
Net income (loss) per share of common stock, diluted	$(0.48)	$0.20	$(2.60)	$(0.98)

Weighted average number of shares used in computing net income (loss) per share of common stock, basic	30,524,694	29,498,904	30,257,410	29,020,645
Weighted average number of shares used in computing net income (loss) per share of common stock, diluted	30,524,694	32,506,422	30,257,410	29,020,645

Stock-based compensation expense for the three and twelve months ended December 31, 2019 and 2018 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	Unaudited		Unaudited
Cost of revenues	$594	$457	$2,561	$1,757
Research and development	3,514	2,465	13,188	9,645
Sales and marketing	3,767	5,732	14,782	16,081
General and administrative	3,485	2,133	15,608	7,478
	$11,360	$10,787	$46,139	$34,961

Payroll tax expense related to stock-based compensation for the three and twelve months ended December 31, 2019 and 2018 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	Unaudited		Unaudited
Cost of revenues	$16	$7	$235	$363
Research and development	51	17	162	180
Sales and marketing	179	214	1,908	3,135
General and administrative	24	6	343	297
	$270	$244	$2,648	$3,975

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	December 31, 2019	December 31, 2018
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$68,929	$48,707
Marketable securities	41,531	39,770
Short-term deposits	10,000	70,438
Trade receivables, net	75,050	83,223
Prepaid expenses and other current assets	13,047	16,952
Total current assets	208,557	259,090

Long-term assets:
Other assets	18,360	8,565
Operating lease right-of-use asset	55,057	—
Property and equipment, net	36,338	17,323
Total long-term assets	109,755	25,888
Total assets	$318,312	$284,978

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$997	$2,620
Accrued expenses and other short-term liabilities	62,607	55,991
Deferred revenues	95,975	87,729
Total current liabilities	159,579	146,340

Long-term liabilities:
Deferred revenues	5,460	6,487
Operating lease liability	57,040	—
Other liabilities	2,701	6,781
Total long-term liabilities	65,201	13,268

Stockholders’ equity:
Share capital
Common stock	31	30
Accumulated other comprehensive loss	(449)	(3,633)
Additional paid-in capital	310,682	266,941
Accumulated deficit	(216,732)	(137,968)
Total stockholders’ equity	93,532	125,370
Total liabilities and stockholders’ equity	$318,312	$284,978

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Twelve Months Ended December 31,
	2019	2018
	Unaudited
Cash flows from operating activities:
Net loss	$(78,764)	$(28,578)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	6,321	4,156
Stock-based compensation	46,139	34,961
Amortization of deferred commissions	13,630	13,185
Amortization of operating lease right-of-use asset	9,023	—
Capital loss (gain) from sale of fixed assets	45	(27)

Changes in assets and liabilities:
Trade receivables	8,173	(7,627)
Prepaid expenses and other current assets	(1,225)	(1,932)
Deferred commissions	(19,132)	(15,308)
Other long term assets	81	(270)
Trade payables	(1,623)	1,985
Accrued expenses and other short-term liabilities	(886)	9,910
Deferred revenues	7,219	14,115
Other long term liabilities	316	(1,025)
Net cash provided by (used in) operating activities	(10,683)	23,545

Cash flows from investing activities:
Decrease (increase) in short-term deposits	60,466	(30,280)
Increase in marketable securities	(1,761)	(39)
Increase in long-term deposits	(21)	(313)
Proceeds from sale of property and equipment	11	27
Purchase of property and equipment	(25,392)	(9,583)
Net cash provided by (used in) investing activities	33,303	(40,188)

Cash flows from financing activities:
Proceeds (withholdings) from employee stock plans, net	(2,398)	8,114
Net cash provided by (used in) financing activities	(2,398)	8,114
Increase (decrease) in cash, cash equivalents and restricted cash	20,222	(8,529)
Cash, cash equivalents and restricted cash at beginning of period	48,707	57,236
Cash, cash equivalents and restricted cash at end of period	$68,929	$48,707

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	Unaudited		Unaudited
Reconciliation to non-GAAP operating income (loss):

GAAP operating income (loss)	$(14,005)	$4,500	$(75,987)	$(29,135)

Add back:
Stock-based compensation expense	11,360	10,787	46,139	34,961
Payroll tax expenses related to stock-based compensation	270	244	2,648	3,975

Non-GAAP operating income (loss)	$(2,375)	$15,531	$(27,200)	$9,801

Reconciliation to non-GAAP net income (loss):

GAAP net income (loss)	$(14,650)	$6,468	$(78,764)	$(28,578)

Add back:
Stock-based compensation expense	11,360	10,787	46,139	34,961
Payroll tax expenses related to stock-based compensation	270	244	2,648	3,975
Foreign exchange rate differences (*)	183	(170)	2,225	574

Non-GAAP net income (loss)	$(2,837)	$17,329	$(27,752)	$10,932

Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - basic	30,524,694	29,498,904	30,257,410	29,020,645
Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - diluted	30,524,694	32,506,422	30,257,410	32,282,487
GAAP weighted average number of shares used in computing net income (loss) per share of common stock - basic	30,524,694	29,498,904	30,257,410	29,020,645
GAAP weighted average number of shares used in computing net income (loss) per share of common stock - diluted	30,524,694	32,506,422	30,257,410	29,020,645

Non-GAAP net income (loss) per share of common stock - basic	$(0.09)	$0.59	$(0.92)	$0.38
Non-GAAP net income (loss) per share of common stock - diluted	$(0.09)	$0.53	$(0.92)	$0.34
GAAP net income (loss) per share of common stock - basic	$(0.48)	$0.22	$(2.60)	$(0.98)
GAAP net income (loss) per share of common stock - diluted	$(0.48)	$0.20	$(2.60)	$(0.98)

(*) Exchange rate differences for the three and twelve months ended December 31, 2019 include exchange rate differences on lease contracts of ($221) and ($1,939), respectively, as a result of the implementation of ASC 842, effective as of January 1, 2019, as well as other assets and liabilities denominated in non-U.S. dollars.

Investor Relations Contact:
James Arestia
Varonis Systems, Inc.
646-640-2149
jarestia@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 4247)
rhunt@varonis.com